EXHIBIT 99.1

For Immediate Release

CONTACTS:	Andrew Batinovich, President and CEO Stephen R. Saul, Executive Vice President and CFO Phone: 650.343.9300 Fax: 650.343.7438 www.glenborough.com — shareholderservices@glenborough.com

GLENBOROUGH REPORTS THIRD QUARTER RESULTS

SAN MATEO, CALIFORNIA, October 28th, 2003 -— Glenborough Realty Trust Incorporated (NYSE: GLB, GLB PrA) reported the following results for the third quarter ended September 30, 2003:

EARNINGS (GAAP)
The result for the quarter was a loss of $1.1 million, or $0.04 per diluted common share, as compared with net income of $3.7 million or $0.13 per share for the third quarter of 2002. During the quarter, the Company recognized a loss on sale of properties of $3.4 million or $0.11 per diluted common share. Year to date, net income was $9.9 million or $0.36 per diluted common share as compared with $16.3 million or $0.59 per diluted common share for the same period in 2002.

FUNDS FROM OPERATIONS
FFO was $16.0 million or $0.52 per diluted common share. In comparison, in the third quarter of 2002, FFO was $18.9 million or $0.61 per diluted common share. Year to date, FFO was $40.5 million or $1.32 per diluted common share as compared with $56.5 million or $1.82 per diluted common share last year. Beginning this quarter, charges for the impairment of assets are now included in the calculation of FFO. Included in the third quarter, the Company recognized $580,000 or $0.02 per diluted common share in impairment charges related to a development project in Denver. Adjusted Funds from Operations (AFFO) was $12.6 million or $0.41 per diluted common share. In comparison, in the third quarter of 2002, AFFO was $14.6 million or $0.47 per diluted common share.

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GLENBOROUGH REALTY TRUST INCORPORATED

DIVIDENDS
On September 12th, the Board of Directors declared a dividend of $0.35 per share of common stock for the third quarter of 2003. This dividend was paid on October 15, 2003 to stockholders of record on October 1, 2003. Additionally, the Board of Directors declared a dividend of $0.484375 per share on the Company’s 7.75% Series A Convertible Preferred Stock. This dividend was paid on October 15, 2003 to stockholders of record on September 25, 2003 and represented an annualized dividend of $1.9375 per share of Preferred Stock.

ACQUISITIONS AND DISPOSITIONS
On July 22nd, the Company acquired 99 Summer Street — a 271,980 square foot, 20-story Class A multi-tenant office building in downtown Boston. The purchase price of $68.3 million was funded using a combination of 1031 tax deferred exchange proceeds along with a $45 million 10-year fixed rate mortgage from a life insurance company. The new loan bears an interest rate of 4.83%.

On October 3rd, the Company purchased Quincy Crossing, a 110,000 square foot recently completed, 7-story office building located in Arlington, VA. The property is across the street from the Ballston Common Shopping Mall and blocks from the Ballston Metrorail station. The property is 85% leased. The three largest tenants are the US Dept. of the Interior, the American Association of School Administrators and the American Waterway Operators Association. All of the existing leases have minimum terms which expire in 2012 or later. The purchase price of the property was $34.5 million and was funded using a combination of 1031 tax-deferred exchange proceeds from sale properties and a $22 million 10-year fixed rate loan from a life insurance company. The new loan bears a fixed rate of interest of 5.93%.

During the third quarter, the Company sold three properties for a total price of $66 million. Ashford Perimeter was the Company’s last remaining asset in the Atlanta market. Montrose Office Park, located in Rockville, MD did not meet the Company’s criteria for building quality and location. The Company also sold a small office building in Philadelphia, PA, a non-core market.

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GLENBOROUGH REALTY TRUST INCORPORATED

PORTFOLIO PERFORMANCE
For the quarter, overall same store net operating income declined by 2.0% as compared with the third quarter of 2002. Not including the Company’s Oakbrook Terrace property in Chicago which sustained the loss of a large tenant through a merger in the fourth quarter of 2002, same store NOI increased by 3.2% in the remainder of the portfolio. At quarter-end, same store occupancy was 88.1%, as compared with 89.0% one year ago. Net absorption during the quarter was a negative 50,000 square feet; net absorption year to date is positive by 102,000 square feet when adjusted for property sold during the period. The Company’s largest markets are Washington, D.C. (19.2% of net operating income), Southern California (15.7%), Boston (15.0%), Northern New Jersey (13.5%), and San Francisco (7.2%).

EARNINGS GUIDANCE
The Company is issuing FFO guidance for 2004 in the range of $2.04 to $2.14 per share. The Company’s assumptions for this guidance are occupancy between 87% and 88% with tenant retention between 60% and 65%. In order to produce FFO at the higher end of the range, average occupancy would need to be approximately 100 basis points higher on average throughout the year. FFO at the lower end of the range would result from average occupancies approximately 100 basis points lower than that projected for the middle of the range. The Company’s projection does not include write-off of unamortized loan fees; dilution or accretion from asset sales or acquisitions, asset impairment charges; prepayment penalties; changes in generally accepted accounting principles or changes in the definition of FFO.

Andrew Batinovich noted, “Based upon the information we are seeing in our markets and our portfolio, it appears that office sector occupancy has reached the low point and is poised for a recovery. As job growth occurs over the next few years, leasing activity will follow. Based on this, we are expecting that earnings growth will follow after 2004.”

BALANCE SHEET AND OPERATING RATIOS
At quarter-end, Glenborough had $689 million of debt with a 45% ratio of debt to gross book value, unchanged from year-end 2002. Glenborough’s key operating ratios remain strong, with 3.5 times

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GLENBOROUGH REALTY TRUST INCORPORATED

interest coverage and 2.3 times fixed charge coverage. Floating rate debt as a percentage of all debt was 37%.

SHARE REPURCHASE PROGRAM
The Company repurchased 76,800 common shares during the third quarter at an average price of $18.36 per share. The Company also repurchased 136,500 shares of preferred stock during the quarter at an average price of $23.00 per share. The Company has repurchased over 6.5 million common shares and 1.5 million preferred shares, representing over 20% of the common shares outstanding and 10% of the preferred shares outstanding since beginning its share repurchase program.

CONFERENCE CALL
Glenborough will host a conference call to discuss these matters on Tuesday, October 28th, 2003 at 1:30 p.m. Eastern Time (10:30 a.m. Pacific Time). Interested parties can listen to the call by calling 1-800-289-0528, preferably 5-10 minutes before the scheduled time. In addition, a replay of the call will be available until Friday, October 31, 2003 at 5:00 p.m. Pacific Time at 1-888-203-1112, confirmation number 379536.

Glenborough focuses on owning and managing high quality, multi-tenant office properties with strong demand attributes located in supply constrained locations within large diverse markets. As of September 30, 2003, the portfolio encompasses approximately 11.4 million square feet in 67 properties concentrated in Washington D.C., Southern California, Boston, Northern New Jersey and San Francisco.

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GLENBOROUGH REALTY TRUST INCORPORATED

SUMMARY FINANCIAL DATA
(unaudited; in thousands, except per share data)

	Quarter Ended		Year To Date

	Sept 30 03	Sept 30 02	Sept 30 03	Sept 30 02

Funds from operations (FFO)	$15,958	$18,871	$40,562	$56,486
Adjusted funds from operations (AFFO)	12,627	14,641	27,491	42,884
Net income before preferred dividends	3,533	8,611	24,392	31,019
Net income before preferred dividends, plus depreciation and amortization	17,560	21,714	66,800	69,572
Net income (loss)	(1,119)	3,720	9,977	16,346

Per diluted common share
Funds from operations (FFO)	$0.52	$0.61	$1.32	$1.82
Adjusted funds from operations (AFFO)	0.41	0.47	0.89	1.38
Net income plus depreciation	0.57	0.70	2.17	2.25
Net income (loss)	(0.04)	0.13	0.36	0.59

Dividends declared per common share outstanding	$0.35	$0.43	$1.21	$1.29

Payout ratios
Dividend payout ratio (FFO)	67.3%	70.5%	91.7%	70.9%
Dividend payout ratio (AFFO)	85.4%	91.5%	136.0%	93.5%

     Note: 2003 year to date FFO includes impairment charges and prepayment penalties and excludes gains on sale of properties. See Consolidated Statement of Operations for a reconciliation of FFO and AFFO to net income/loss.

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GLENBOROUGH REALTY TRUST INCORPORATED

Consolidated Statements of Operations
(unaudited; in thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended

	Sept 30 03	Sept 30 02	Sept 30 03	Sept 30 02

Revenue
Rental revenue	$46,583	$40,588	$135,309	$117,086
Fees and reimbursements from affiliates	791	832	2,559	2,715
Interest and other income	835	774	2,758	4,363
Equity in earnings of unconsolidated operating JV’s	174	100	478	223

Total revenue	48,383	42,294	141,104	124,387
Expenses
Property operating expenses	15,804	12,494	44,706	35,177
General and administrative	2,064	2,319	9,604	7,829
Depreciation and amortization	13,783	10,722	39,387	30,769
Interest expense	9,041	7,376	24,915	21,300
Provision for impairment of real estate assets	580	—	2,852	—
Provision for impairment of non-real estate assets	—	—	3,905	—

Total expenses	41,272	32,911	125,369	95,075

Income before minority interest and discontinued operations	7,111	9,383	15,735	29,312
Minority interest	147	(400)	(1,054)	(1,803)

Income before discontinued operations	7,258	8,983	14,681	27,509
Discontinued operations	(3,725)	(372)	9,711	3,510

Net income	3,533	8,611	24,392	31,019
Preferred dividends	(4,889)	(4,891)	(14,669)	(14,673)
Discount on preferred stock repurchases	237	—	254	—

Net income (loss) available to Common Stockholders	$(1,119)	3,720	9,977	16,346

Net income (loss) per diluted common share	$(0.04)	$0.13	$0.36	$0.59

Other Data
Income before minority interest and discontinued operations	$7,111	$9,383	$15,735	$29,312
Depreciation and amortization	13,429	10,388	38,339	29,789
Preferred dividends	(4,889)	(4,891)	(14,669)	(14,673)
Income (loss) from discontinued operations	(3,725)	(372)	9,711	3,510
(Gain) loss on sale from discontinued operations	3,449	1,866	(12,155)	443
Depreciation and amortization from discontinued operations	244	2,381	3,021	7,784
Discount on preferred stock repurchases	237	—	254	—
Adjustment to reflect FFO of unconsolidated operating JVs	102	116	326	321

FFO	$15,958	$18,871	$40,562	$56,486

Amortization of deferred financing fees	766	591	2,343	1,585
Non-real estate depreciation	354	335	1,048	980
Adjustment for FASB 13 rents	(1,231)	(1,515)	(4,261)	(3,819)
Adjustment for FASB 141	(256)	—	(842)	—
Provision for impairment of real estate assets	580	—	2,852	—
Loss on early extinguishment of debt (incl. in disc. ops.)	177	—	177	—
Capital reserve	(3,721)	(3,641)	(14,388)	(12,348)

AFFO	$12,627	$14,641	$27,491	$42,884

FFO per diluted common share	$0.52	$0.61	$1.32	$1.82
AFFO per diluted common share	$0.41	$0.47	$0.89	$1.38
Diluted weighted average common shares outstanding for calculation of EPS, FFO and AFFO	30,901,644	31,174,544	30,808,432	30,971,050

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400 South El Camino Real ■ San Mateo, California 94402-1708
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GLENBOROUGH REALTY TRUST INCORPORATED

Glenborough Realty Trust Incorporated
Consolidated Balance Sheets
(unaudited, in thousands)

	Sept 30 03	Dec 31 02

Assets
Rental properties, gross	$1,342,120	$1,316,922
Accumulated depreciation	(181,541)	(171,701)

Rental properties, net	1,160,579	1,145,221
Properties held for sale (net of accumulated depreciation of $12,291 as of December 31, 2002)	—	95,697
Investments in land and development	65,611	78,529
Investments in unconsolidated operating joint ventures	14,332	7,822
Mortgage loans receivable	39,406	41,813
Cash and cash equivalents	9,904	5,029
Other assets	73,318	60,440

Total assets	$1,363,150	$1,434,551

Liabilities
Mortgage loans	$634,466	$605,996
Unsecured bank line	54,172	76,204
Obligations associated with properties held for sale	—	56,705
Other liabilities	36,780	23,178

Total liabilities	725,418	762,083

Minority Interest	38,031	40,910

Stockholders’ Equity
Common stock	28	28
Preferred stock	10	10
Additional paid-in capital	778,404	785,051
Deferred compensation	(3,171)	(3,897)
Distributions in excess of accumulated earnings	(175,570)	(149,634)

Total stockholders’ equity	599,701	631,558

Total liabilities and stockholders’ equity	$1,363,150	$1,434,551

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GLENBOROUGH REALTY TRUST INCORPORATED

FORWARD LOOKING STATEMENTS: Certain statements in this press release are forward-looking statements within the meaning of federal securities laws, including (i) the statement that the Company believes earnings for 2004 will be in the range of $2.04 to $2.14 per share; (ii) the statement that the Company anticipates overall occupancy between 87% and 88% with tenant retention between 60% and 65%; (iii) the statement that the Company may produce earnings at the higher end of the earnings guidance range if occupancy is approximately 100 basis points higher on average than anticipated; (iv) the statement that the Company may produce earnings at the lower end of the earnings guidance range if occupancy is approximately 100 basis points lower on average than anticipated; (v) the quote attributable to Mr. Batinovich that it appears that office sector occupancy has reached the low point and is poised for a recovery over the next few years; and (vi) the quote attributable to Mr. Batinovich that he expects earnings growth after 2004. Although Glenborough believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, Glenborough’s actual results could differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from Glenborough’s expectations include:

•	The failure of existing tenants to pay their contractually obligated rent or proportionate share of operating expense increases as a result of, among other factors, adverse changes in the financial condition of existing tenants;

•	Lease terminations in excess of those expected by the Company;

•	Glenborough’s ability to lease, on a timely basis, unoccupied space and to re-lease occupied space upon lease expiration;

•	Changes in market rates for office space leases;

•	Unanticipated increases in operating expenses;

•	Adverse changes in the general economy and/or in real estate conditions (including rental rates, competition from other properties and demand for new developments), or the failure of such conditions to improve, especially in the Company’s core markets;

•	Glenborough’s ability to generate revenues at expected levels from sources other than real estate operations;

400 South El Camino Real ■ San Mateo, California 94402-1708
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GLENBOROUGH REALTY TRUST INCORPORATED

•	Financing risks such as increases in debt service requirements associated with variable-rate debt and Glenborough’s ability to consummate planned financings and refinancings on the terms and within the time frames anticipated; and

•	Other risks detailed from time to time in Glenborough’s filings with the SEC.

Given these uncertainties, readers are cautioned not to place undue reliance on such statements.

Funds from Operations, or FFO, as defined by National Association of Real Estate Investment Trusts, represents net income (loss) (including income and loss from discontinued operations) before minority interest and extraordinary items, adjusted for real estate related depreciation and amortization and gains (losses) from the disposal of properties. We believe that FFO is a widely used measure of the operating performance of equity REITs which provides a relevant basis for comparison among other REITs. Together with net income and cash flows, FFO provides investors with an additional basis to evaluate the ability of a REIT to incur and service debt, to pay distributions, and to fund acquisitions, developments and other capital expenditures. FFO does not represent net income or cash flows from operations as defined by GAAP, and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of our operating performance or as an alternative to cash flows from operating, investing and financing activities (determined in accordance with GAAP) as a measure of liquidity. FFO does not necessarily indicate that cash flows will be sufficient to fund all of our cash needs including principal amortization, capital improvements and dividends to stockholders. Further, FFO as disclosed by other REITs may not be comparable to our calculation of FFO. We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT in October 1999, as amended.

Adjusted Funds from Operations, or AFFO, represents net income (loss) (including income and loss from discontinued operations) before minority interests and extraordinary items, adjusted for depreciation and amortization including amortization of deferred financing costs and gains (losses) from the disposal of properties or asset impairments, less lease commissions and recurring and/or non-income producing capital expenditures, consisting of tenant improvements and certain capital expenditures intended to extend the useful life of the property, plus non cash losses on early extinguishment of debt and less FASB 13 and FASB 141 rents. We believe that

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GLENBOROUGH REALTY TRUST INCORPORATED

AFFO is a measure of the operating performance of equity REITs which, together with FFO, net income, and cash flows, provides investors with an additional basis to evaluate the ability of a REIT to incur and service debt, to pay distributions, and to fund acquisitions, developments and other capital expenditures. AFFO should not be considered an alternative to net income (computed in accordance with GAAP) as a measure of our operating performance or as an alternative to cash flow from operating activities (computed in accordance with GAAP) as a measure of our liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of our cash needs. Further, AFFO as disclosed by other REITs may not be comparable to our calculation of AFFO.

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400 South El Camino Real ■ San Mateo, California 94402-1708
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